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                                                                    Exhibit 11.1
                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

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                                                     THREE MONTHS ENDED MARCH 31,                YEARS ENDED MARCH 31,
                                                    ------------------------------   ---------------------------------------------
                                                         2005             2006            2004            2005            2006
                                                    --------------   -------------   --------------   -------------   ------------
Basic Earnings Per Share:

   Net earnings:
     Continuing operations ......................   $    7,087,000   $   8,977,000   $   12,493,000   $  16,028,000   $ 29,975,000
     Discontinued operations ....................          142,000          65,000          199,000         582,000        515,000
                                                    ------------------------------------------------------------------------------
       Net earnings .............................   $    7,229,000   $   9,042,000   $   12,692,000   $  16,610,000   $ 30,490,000
                                                    ==============   =============   ==============   =============   ============

   Weighted average number of common shares
     outstanding...................................     31,383,017      31,992,969       31,384,220      31,383,017     31,814,015
   Less: weighted average number of treasury
     shares........................................       (207,132)              -         (869,942)       (428,388)       (38,046)
                                                    --------------   -------------   --------------   -------------   ------------
     Weighted average number of common and
       common equivalent shares outstanding......       31,175,885      31,992,969       30,514,278      30,954,629     31,775,969
                                                    ==============   =============   ==============   =============   ============

   Basic earnings per common share:
     Continuing operations ......................   $         0.22   $        0.28   $         0.41   $        0.52   $       0.94
     Discontinued operations ....................             0.01               -             0.01            0.02           0.02
                                                    --------------   -------------   --------------   -------------   ------------
       Net earnings .............................   $         0.23   $        0.28   $         0.42   $        0.54   $       0.96
                                                    ==============   =============   ==============   =============   ============

Diluted Earnings Per Share:

   Net earnings:
     Continuing operations ......................   $    7,087,000   $   8,977,000   $   12,493,000   $  16,028,000   $ 29,975,000
     Discontinued operations ....................          142,000          65,000          199,000         582,000        515,000
                                                    --------------   -------------   --------------   -------------   ------------
       Net earnings .............................   $    7,229,000   $   9,042,000   $   12,692,000   $  16,610,000   $ 30,490,000
                                                    ==============   =============   ==============   =============   ============

   Weighted average number of common shares
     outstanding...................................     31,383,017      31,992,969       31,384,220      31,383,017     31,814,015
   Dilutive effect of restricted shares .........           22,500          62,124                -           9,617         46,358
   Weighted average number of shares issuable
     under employee stock plans..................           16,506          10,549           20,532          16,506         10,549
   Dilutive effect of the exercise of stock
     options.....................................        1,686,872       2,170,626        1,396,325       1,388,966      1,995,775
   Dilutive effect of the exercise of warrants...           86,117               -           78,624          82,961              -
   Less: weighted average number of treasury
     shares......................................         (207,132)              -         (869,942)       (428,388)       (38,046)
                                                    --------------   -------------   --------------   -------------   ------------
     Weighted average number of common and
       common equivalent shares outstanding......       32,987,879      34,236,268       32,009,759      32,452,679     33,828,651
                                                    ==============   =============   ==============   =============   ============

   Diluted earnings per common share:
     Continuing operations ......................   $         0.21   $        0.26   $         0.39   $        0.49   $       0.89
     Discontinued operations ....................             0.01               -             0.01            0.02           0.01
                                                    --------------   -------------   --------------   -------------   ------------
       Net earnings .............................   $         0.22   $        0.26   $         0.40   $        0.51   $       0.90
                                                    ==============   =============   ==============   =============   ============
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